UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12.

GUARDIAN 8 HOLDINGS
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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GUARDIAN 8 HOLDINGS
7432 East Tierra Buena Lane, Suite 102
Scottsdale, Arizona  85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Monday, March 21, 2016

Dear Guardian 8 Holdings Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Guardian 8 Holdings, a Nevada corporation (“G8”), to be held on Monday, March 21, 2016 at 10:00 a.m., local time, at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.  At the annual meeting, you will be asked to consider and vote on the following proposals;

1.
To elect a new board of directors for G8 to hold office until the next annual stockholder’s meeting, (the current nominees are C. Stephen Cochennet, Kathleen Hanrahan, James G. Miller, Kyle Edwards, Corey Lambrecht, Jim Nolton and William Clough);

2.	To reaffirm the appointment of Jonathon P. Reuben, CPA as G8’s independent auditors for the next year;
3.
To (i) authorize up to a 1-for-300 reverse stock split of our common stock, (ii) in connection therewith, approve a form of amendment to our articles of incorporation to effect the reverse stock split, and (iii) authorize any other action deemed necessary to effect the reverse stock split, without further approval or authorization of our stockholders, at any time within 12 months of the approval of this proposal;

4.	To approve an amendment to our articles of incorporation which increases the number of authorized shares of common stock from 100,000,000 to 400,000,000 shares; and
5.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

G8’s board of directors has fixed the close of business on January 29, 2016 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at G8’s Executive offices at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260 for 10 days prior to the annual meeting.

By Order of the board of directors

/s/ C. Stephen Cochennet
C. Stephen Cochennet
Secretary

Scottsdale, Arizona
February 2, 2016

IMPORTANT

Whether or not you expect to attend the annual meeting in person, G8 urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save G8 the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 21, 2016. Our Proxy Statement and Annual Report to Stockholders are available at www.guardian8.com/2015annualmeeting.

7432 East Tierra Buena Lane, Suite 102
Scottsdale, Arizona  85260

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
March 21, 2016

This statement is furnished in connection with the solicitation by the board of directors of Guardian 8 Holdings (hereinafter “G8” or the “Company”) of proxies in the accompanying form for the annual meeting of stockholders to be held on Monday, March 21, 2016 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about January 29, 2016.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by G8’s chairman, C. Stephen Cochennet. G8 will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on January 29, 2016, the record date for the annual meeting, G8 had outstanding and entitled to vote 77,278,696 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of G8’s stockholders. Only stockholders of record at the close of business on January 29, 2016 are entitled to vote at the annual meeting or at any adjournment thereof.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING PROCEDURES AND TABULATION

G8 will appoint an election inspector to act at the meeting and to make a written report thereof.  Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability.  The inspector will ascertain the number of shares outstanding and the voting power of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.  The inspector will tabulate the number of votes cast for, against or abstained from the proposals described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of G8’s stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. The vote of holders of common stock holding in the aggregate a majority of the voting power of G8’s stock present at the meeting, in person or by proxy, shall decide the proposals to elect directors and ratify the appointment of auditors. Abstentions will be counted for purposes of establishing a quorum for the meeting, but will not count as votes cast for the election of Directors or any other question. Accordingly, abstentions will have the same effect as a vote cast “AGAINST” each proposal.

If G8 receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposals, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners.  Any “broker non-votes” will be counted for the purposes of establishing a quorum for the meeting, but will not be counted as votes cast for the election of Directors or any other question. Accordingly, “broker non-votes” will have the same effect as a vote cast “AGAINST” each proposal.

Electronic Access to Proxy Materials and Annual Report

This proxy statement and our 2014 Annual Report are available at www.guardian8.com/2015annualmeeting. Electronic distribution saves the Company the cost of printing and mailing the documents to you, reduces the amount of mail you receive and is environmentally friendly by helping to conserve natural resources consumed in the printing process.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS, PROPOSALS AND THE ANNUAL MEETING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
G8’s board of directors is providing these proxy materials to you in connection with the annual meeting of stockholders, which will take place on Monday, March 21, 2016 at 10:00 a.m., local time, at the G8 executive office, at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260. Pursuant to the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about February 4, 2016 to our stockholders of record on January 29, 2016. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	When was the E-proxy notice mailed?

A:	The E-proxy notice was mailed to stockholders beginning on or about February 4, 2016.

Q.	How may I obtain G8’s annual report for the year ended December 31, 2014?

A.
Stockholders may request a free copy of G8’s annual report by writing to: Guardian 8 Holdings, 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260. Current and prospective investors can also access or order free copies of G8’s annual report and this Proxy Statement at www.guardian8.com/2015annualmeeting.  Copies of our other financial information and reports are also available free of charge on the SEC’s website at http://www.sec.gov.

Q.	What proposals are stockholders being asked to consider at the upcoming annual meeting?

A.
G8 is (i) electing directors to serve for the next fiscal year, (ii) seeking ratification of the appointment of its independent registered public accounting firm, (iii) seeking to authorize up to a 1-for-300 reverse stock split of its common stock, and (iv) seeking to approve an amendment to its articles of incorporation which increases the number of authorized shares of common stock from 100,000,000 to 400,000,000 shares.

Q.	Why is G8 seeking stockholder approval to implement the reverse stock split of its outstanding common stock?

A.
The G8 board of directors believes that a reverse stock split is advisable for three reasons. First, G8 is required under the terms of its senior secured debentures and other derivative securities, as defined herein, to have a sufficient number of authorized shares of common stock reserved to satisfy our obligations to the debenture holders. Second, the G8 board of directors believes that a reverse stock split could improve the marketability and liquidity of the common stock. Third, G8 is desirous of applying for listing of its common stock on a national stock exchange (such as the NYSE or NASDAQ). Initial listing standards for national stock exchanges require that G8 have a minimum trading price before its listing will be approved. Further, Nevada Revised Statutes require a vote of stockholders to implement the reverse stock split.

Q.           What happens if the reverse stock split proposal is approved?

A.
If the reverse stock split proposal is approved, then G8’s board of directors will be authorized to effectuate up to a 1-for-300 reverse split of G8’s common stock, whereby any block of up to three hundred shares of common stock held by a stockholder will be converted into one share of common stock and fractional shares will be rounded up to the nearest whole share. Consequently, no stockholder will hold less than one whole share after the effectuation of the reverse stock split. This authorization and approval will expire if the board of directors does not enact the reverse stock split within 12 months of the approval of this proposal.

Q.           What if the reverse stock split proposal is not approved?

A.
If the reverse stock split does not receive stockholder approval, the reverse stock split will not occur and G8 may not be able to comply with the covenants of its senior secured debentures or obtain a listing of the common stock on a national stock exchange. G8’s common stock would continue to be a penny stock and be subject to all of the rules and restrictions governing penny stocks.

Q.           What do I do with my stock certificates after the reverse stock split?

A.
It will not be necessary for stockholders to exchange their existing stock certificates for post-reverse stock split certificates.  Outstanding stock certificates should not be destroyed.  Delivery of your certificates issued prior to the effective date of the reverse stock split will constitute “good delivery” of shares in transactions subsequent to the reverse stock split.  Certificates representing post-reverse stock split shares will be issued with respect to transfers completed after the reverse stock split.  New certificates will also be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes and fees.

Q.           What if I have lost my certificate?

A.
If you have lost your certificate, you can contact G8’s transfer agent to have a new certificate issued.  You may be required to post a bond or other security to reimburse G8 for any damages or costs if the certificate is later delivered for sale of transfer.  G8’s transfer agent may be reached at:

vStock Transfer, Inc.
18 Lafayette Place
Woodmere, New York  11598
Phone:  212-828-8436
Fax:       646-536-3179

Q.           Can I require G8 to purchase my stock?

A.
No, the transactions contemplated by the reverse stock split proposal do not give rise to appraisal rights.  Pursuant to the Nevada Revised Statutes, you are not entitled to an appraisal and purchase of your common stock as a result of the reverse stock split.

Q.	Why is G8 seeking stockholder approval to increase its authorized common stock?

A.
The G8 board of directors believes that an increase in the authorized number of shares of common stock from 100,000,000 shares to 400,000,000 is advisable for two reasons. First, G8 is required under the terms of its senior secured debentures, as defined herein, to have a sufficient number of authorized shares of common stock reserved to satisfy our obligations to the debenture holders. Second, the board of directors believes that the increase in the number of shares of authorized capital stock is necessary in order to support the continued growth of G8. Further, Nevada Revised Statutes require a vote of stockholders to amend its articles of incorporation to effectuate the increase in authorized shares of common stock.

Q.           What happens if the increase in authorized shares of common stock proposal is approved?

A.
If the increase in authorized shares of common stock proposal is approved, then G8’s articles of incorporation (in the form attached hereto) will be amended and filed with the Nevada Secretary of State to increase the number of authorized shares of common stock from 100,000,000 shares to 400,000,000 shares.

Q.           What if the increase in authorized shares of common stock is not approved?

A.
If the increase in authorized shares of common stock proposal does not receive stockholder approval, the increase in authorized shares will not occur and G8 may not be able to comply with the covenants of its senior secured debentures.

Q.           Do I have to approve the reverse stock split and increase in authorized shares?

A.
No. You can vote for or against each proposal separately. The reverse stock split and increase in authorized shares of common stock are independent proposals for you to vote on. We are seeking approval of both proposals to allow for our board of directors to have the most flexibility in capital structure to plan for the future of the Company.

Q.           How does the board of directors recommend that I vote?

A.	G8’s board of directors recommends that you vote your shares “FOR” each of the proposals at the annual meeting.

Q.           What shares can I vote?

A.
Each share of G8 common stock outstanding as of the close of business on January 29, 2016 (the record date) is entitled to one vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

A.
Many G8 common stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common shares held of record and those owned beneficially.

•
Stockholder of Record: If your common shares are registered directly in your name with G8’s common stock transfer agent (vStock Transfer, LLC), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to G8 or to vote in person at the annual meeting. A proxy card is enclosed for you to use.

•
Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q.           How can I attend the annual meeting?

A.
Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record as of the record date but held your shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 29, 2016, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Please let G8 know if you plan to attend the meeting by marking the box on the enclosed proxy card. The meeting will begin promptly at 10:00 a.m. local time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for the check-in procedures.

Q.           How can I vote my shares in person at the annual meeting?

A.
Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, G8 recommends that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

 Q.           How can I vote my shares without attending the annual meeting?

A.
Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy to G8. If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q.           Can I change my vote?

A.
You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to G8’s corporate Secretary prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

VOTING SECURITIES

The following table presents information, to the best of G8’s knowledge, about the ownership of G8’s common stock on January 29, 2016 relating to those persons known to beneficially own more than 5% of G8’s capital stock and by G8’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 77,278,696 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after January 29, 2016 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of G8’s common stock.

Name of Officer or Director(1)	Number of Shares		Percent of Outstanding Shares of Common Stock(2)(3)
C. Stephen Cochennet, CEO/President and Director	30,337,008	(4)	33.8%
Kathleen Hanrahan, Interim CFO and Director	1,922,692	(5)	2.5%
James G. Miller, Director	3,104,048	(6)	4.0%
Kyle Edwards, Director	677,353	(7)	0.9%
Jim Nolton, Director	1,210,030	(8)	1.6%
Corey Lambrecht, Director	717,640	(9)	0.9%
William Clough, Director	251,442	(10)	0.3%
Willard Grove, VP Finance Guardian 8 Corporation	1,560,000	(11)	2.0%
Jose Rojas, VP Customer Service Guardian 8 Corporation	827,867		1.1%
Jody Brill, VP Engineering Guardian 8 Corporation	760,000		1.0%
Gary Kuty, VP Sales, Guardian 8 Corporation	938,333		1.2%

Directors and Officers as a Group	42,306,413		54.7%

Name and Address of Beneficial Owners
Vis Vires Group, Inc. 111 Great Neck Road, Suite 216 Great Neck, NY 11021	6,125,375	(12)	7.3%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of us at 7432 East Tierra Buena, Scottsdale, Arizona 85260.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	Based upon 77,278,696 shares of common stock outstanding as of January 29, 2016.
(4)
Includes (i) 62,500 warrants to purchase shares of common stock exercisable at $0.075 per share through August 28, 2017, (ii) 543,301 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iii) 50,000 warrants to purchase shares of common stock exercisable at $0.40 per share through September 17, 2016, (iv) 400,000 warrants to purchase shares of common stock exercisable at $0.50 through March 1, 2017, (v) 720,000 warrants to purchase shares of common stock exercisable at $0.10 from June 1, 2019 through January 6, 2021, (vi) 9,600,001 shares of common stock issuable upon conversion of $720,000 in debentures, (vii) 500,000 warrants to purchase shares of common stock exercisable at $0.50 through February 16, 2020, and (viii) 500,000 warrants to purchase shares of common stock exercisable at $0.50 through March 8, 2020.

(5)	Includes (i) 10,000 warrants to purchase shares of common stock exercisable at $0.10 through June 1, 2019, and (ii) 133,334 shares of common stock issuable upon conversion of a $10,000 debenture.

(6)
Includes (i) 62,500 warrants to purchase shares of common stock exercisable at $0.075 per share through November 14, 2017, (ii) 52,984 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iii) 50,000 warrants to purchase shares of common stock exercisable at $0.50 through March 1, 2017, (iv) 50,000 warrants to purchase shares of common stock exercisable at $0.10 through June 1, 2019, (v) 666,667 shares of common stock issuable upon conversion of a $50,000 debenture, and (vi) 19,800 warrants to purchase shares of common stock exercisable at $0.50 through February 16, 2020.

(7)
Includes (i) 105,425 shares held by Edwards Group Int’l LLC (“EGI”), which Mr. Edwards has beneficial ownership and control over, (ii) 10,000 warrants to purchase shares of common stock exercisable at $0.10 through June 1, 2019, and (iii) 133,334 shares of common stock issuable upon conversion of a $10,000 debenture.

(8)
Includes (i) 50,000 warrants to purchase shares of common stock exercisable at $0.075 per share through November 6, 2015, (ii) 50,000 warrants to purchase shares of common stock exercisable at $0.075 per share through November 6, 2017, (iii) 45,000 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (iv) 25,000 warrants to purchase shares of common stock exercisable at $0.50 through March 1, 2017, (v) 20,000 warrants to purchase shares of common stock exercisable at $0.10 through June 1, 2019, and (vi) 266,667 shares of common stock issuable upon conversion of a $20,000 debenture.

(9)
Includes (i) 52,650 warrants to purchase shares of common stock exercisable at $0.40 per share through August 31, 2016, (ii) 25,000 warrants to purchase shares of common stock exercisable at $0.10 through June 1, 2019, and (iii) 333,334 shares of common stock issuable upon conversion of a $25,000 debenture.

(10)	Includes 10,000 warrants to purchase shares of common stock exercisable at $0.10 through June 1, 2019 and 133,334 shares of common stock issuable upon conversion of a $10,000 debenture.
(11)	Includes 55,000 warrants to purchase shares of common stock exercisable at $0.50 through February 16, 2020.
(12)
Based on a Schedule 13G filed with the SEC on December 18, 2015 by Vis Vires Group, Inc. (“VVG”). VVG has sole voting and dispositive power over 6,125,375 shares of common stock that VVG has the right to acquire by way of conversion of a security.

PROPOSAL 1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2015 annual meeting of stockholders, a board of directors consisting of seven members will be elected, each director to hold office until the next annual meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

G8’s governance, compensation and nominating committee has nominated for election all seven of the current members of the board of directors: C. Stephen Cochennet, Kathleen Hanrahan, James G. Miller, Kyle Edwards, Corey Lambrecht, Jim Nolton and William Clough. The nominees have consented to their nomination to the board of directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by G8’s current Directors.  G8 has no reason to believe that Ms. Hanrahan or Messrs. Cochennet, Miller, Edwards, Lambrecht, Nolton or Clough will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the board of directors.

Name	Age	Term	Board Committee(s)(1)
C. Stephen Cochennet	59	Since 11/30/10	Executive
Kathleen Hanrahan	52	Since 12/14/11	GCNC
James G. Miller	67	Since 11/30/10	Audit (Chairman) and Executive
Kyle Edwards	63	Since 5/2/07	GCNC (Chairman)
Corey Lambrecht	46	Since 12/14/11	GCNC
Jim Nolton	54	Since 12/14/11	Audit
William J. Clough	64	Since 4/9/14	None

(1)
“Executive” means the Executive Committee of the Board of Directors. “GCNC” means the Governance, Compensation and Nominating Committee of the Board of Directors. “Audit” means the Audit Committee of the Board of Directors.

C. Stephen Cochennet, has served as our CEO/President, Secretary, Treasurer and Chairman since our inception. From July of 2011 to present, Mr. Cochennet has also been the sole officer of Kansas Resource Development Company, a private oil and gas exploration company. Mr. Cochennet was the President, Chief Executive Officer and Chairman of EnerJex Resources, Inc., a publicly traded and SEC registered company, from August 2006 to December of 2010. Prior to joining G8, Mr. Cochennet was President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC through which he supported a number of clients that included Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Kathleen Hanrahan has been a private management consultant for her own company, New Horizons Management Inc., which specializes in assisting small private companies as they prepare strategies, personnel and infrastructure for their next phase of growth since July of 2010. Prior to establishing New Horizons, from 2008 through 2010, Kathy served as the Co-Chairperson for the TASER® Foundation for Fallen Officers, as well as the organizations President and Chief Executive Officer. Prior to her involvement with the TASER® Foundation, Ms. Hanrahan served as the President and Chief Operating Officer of TASER® International headquartered in Scottsdale, Arizona. During her more than 12 year tenure with TASER® International, she filled a number of key executive roles as the business grew. She served first as Controller, from 1996 until November 2000, establishing the financial, human resource and administrative systems and controls to manage the business, while aiding the President with operating responsibilities. Then, in November of 2000, when the Company began preparations for its initial public offering, she was promoted to Chief Financial Officer to facilitate the transaction and establish the necessary infrastructure to meet both SEC and Wallstreet’s regulatory and reporting requirements. Mrs. Hanrahan also serves as a corporate director for Meridian Bank, N.A, a director, president and chief operating officer of EPIC Research and Diagnostics, and serves as an advisory board member for EmpowHER.

James G. Miller is a Director and founder of the Company. Mr. Miller retired in 2002 as Chief Executive of Utilicorp United’s business unit responsible for the Company’s electric generation, and electric and natural gas transmission and distribution assets serving 1.3 million customers in seven mid-continent states. He joined Utilicorp in 1989 and served as President of Michigan Gas Utilities until 1991, and then served as President of Utilicorp's WestPlains Energy division from 1991 to 1994.  Before joining Utilicorp as part of the acquisition of Michigan Gas Utilities, he served as that Company’s President from 1983 to 1989. Miller has served on Boards of Directors of Corporations listed on the NYSE, NASDAQ and the Australian Stock Exchange. Current business activities include ownership of retail, real estate and ranch businesses, and equity investments in several start-up companies.  Mr. Miller served as Past Board Chair of The Nature Conservancy, Missouri Chapter, for which he has been a Board member for the past 15 years.  James also serves as a Board member and Audit Committee Chair for EnerJex Resources, Inc., a company registered under the Exchange Act and traded on the NYSE MKT. Miller holds a BS degree in electrical engineering and a MBA in management from the University of Wisconsin.

Kyle Edwards. Mr. Edwards was the president and a director of Global Risk before the merger with Guardian 8 Corporation and is also President of Edwards Group International LLC, an investigative company specializing in employment backgrounds, gaming compliance, criminal and internal investigations, as well as providing due diligence and loss prevention expertise. Mr. Edwards has thirty four years of investigative experience. Mr. Edwards is a prior chief law enforcement officer with the Las Vegas Metropolitan Police Department, retiring after twenty six years as a Deputy Chief of Investigations. During his law enforcement career he led thousands of criminal investigations including several hundred homicides as well as other violent crimes and white collar crimes and gaming investigations. In addition he supervised undercover narcotic investigations receiving the departments Meritorious Service Award and the U.S. Attorney General’s Safety Award for an undercover operation culminating in Thailand.

After leaving the Las Vegas Metropolitan Police Department Mr. Edwards joined the MGM MIRAGE as Vice President of Corporate Security and Gaming Surveillance. In that role he developed and refined the companies background investigation process with a staff conducting over 35,000 backgrounds a year.

Corey Lambrecht is a 15+ year public company executive with experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services. Since 2009, Mr. Lambrecht has served as the President of Earth911, Inc and is a current director of Lifestyle Wireless. In addition, since 2007, Mr. Lambrecht has been a director of CUI Global, a publicly traded and SEC registered company. During 2004 and 2005, he served as Director of Sales for Leveraged Marketing Associates, a worldwide leader in licensed brand extension strategies. From 2001 through 2004, Corey was the Executive Vice President for Smith & Wesson Holding Corporation, where he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions. He was the former President of A For Effort (sold to Freesoftwareclub.com), an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League. Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com.

Jim Nolton has over 29 years of experience in engineering, new product development and business development in large complex corporations and small private start-up organizations. Since 2005, Mr. Nolton has been consulting on a private basis for Orbital Sciences Corp., a designer and manufacturer of rockets and satellites for commercial and U.S. Government applications. From 2003 through 2005, Mr. Nolton focused on completing his Masters Degree in Global Business Strategies, where he was ranked fourth in his graduating class. From 1995-2003, Mr. Nolton worked with Mobility Electronics, Inc., a publicly traded and SEC registered company, a company he co-founded and assisted in the engineering, design and manufacture of a number of electronic devices for the mobile and fixed PC computer systems. Mr. Nolton has also worked with Unitech Industries, Inc. and General Dynamics.

William J. Clough. Since 2006, Mr. Clough has served as a board member of CUI Global, Inc., a public company trading on NASDAQ. In addition, Mr. Clough has served as CUI Global’s President and Chief Executive Officer since September of 2007 at which time Mr. Clough stepped down as Executive Vice President of Corporate Development. Mr. Clough received his Juris Doctorate, cum laude, from the University of California, Hastings College of the Law in 1990. He is certified to practice law in state and federal courts in California, Illinois, Hawaii and before the United States Supreme Court.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. G8 expects each nominee to be able to serve if elected, but if any nominee notifies G8 before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

The vote of holders of common stock holding in the aggregate a majority of the voting power of G8’s stock present at the meeting is required to elect the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

Based upon information submitted by each of our directors, our board of directors has determined that Messrs. Miller, Edwards, Lambrecht, Clough and Nolton are independent directors, in accordance with the director independence standards of the Securities and Exchange Commission pursuant to Item 407(a) of Regulation S-K, and has determined that none of them has a material relationship with us which would impair his independence from management or otherwise compromise his ability to act as an independent director.

Board of Directors’ Meetings, Committees, Directors’ Compensation and Nominations

On nine occasions during fiscal 2014, board of directors’ actions were taken by unanimous written consent or resolution. The board of directors held one meeting during fiscal 2014. Directors are encouraged, but not required, to attend the annual meetings of G8’s stockholders.

Audit Committee and Financial Expert

On April 20, 2012, we established and appointed initial members to the audit committee of our board of directors. Mr. Miller is the chairman and Mr. Nolton serves as the other member of the committee.  Currently, none of the members of the audit committee are, or have been, our officers or employees, and each member qualifies as an independent director as defined by Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder.  The board of directors has determined that Mr. Miller is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act.

The audit committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The audit committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent registered public accounting firm; to review and approve the scope and results of the annual audit; to review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports and annual reports; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining, and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

During 2014, the Audit Committee met on four occasions with our independent public accountants to review and approve the filings of our quarterly and annual reports; as well as to review all required communications.

A copy of the audit committee charter is available on G8’s website www.guardian8.com.

Governance, Compensation and Nominating Committee

The governance, compensation and nominating committee is comprised of Ms. Hanrahan and Messrs. Edwards and Lambrecht.  Mr. Edwards serves as the chairman of the governance, compensation and nominating committee.  The governance, compensation and nominating committee is responsible for, among other things; identifying, reviewing, and evaluating individuals qualified to become members of the board, setting the compensation of the Chief Executive Officer and performing other compensation oversight, reviewing and recommending the nomination of board members, and administering our equity compensation plans. The governance, compensation and nominating committee held two meetings during fiscal 2013, and five meetings during fiscal 2014.

Executive Committee

The executive committee, which is currently comprised of Messrs. Cochennet and Miller, was formed for the purpose to function when the board of directors is not in session or to function in the capacity of the Company’s executive officer if such officer shall have resigned or be deemed unable to render service to the Company.

Officer and Director Compensation Procedures

The governance, compensation and nominating committee is responsible for establishing and implementing, and monitoring adherence with, G8’s compensation philosophy. This responsibility also includes establishing and approving the compensation program for its named executive officers and members of G8’s board of directors, which this committee believes is fair, reasonable, and competitive. This committee acts pursuant to a charter approved by G8’s board of directors and may not delegate its authority.

G8’s compensation program is designed to retain and reward talented executives who can contribute to its long-term success and to reward performance that is valued by its stockholders. Key principles of G8’s compensation philosophy, as established by the governance, compensation and nominating committee, include providing total compensation opportunities that are competitive within G8’s industry and ensuring that it aligns those compensation opportunities with appropriate performance metrics. In this regard, G8’s compensation practices are intended to (i) provide competitive compensation packages relative to its industry and competitors, at expected levels of performance, which the governance, compensation and nominating committee believes is sufficient to retain the talent necessary to run G8’s business and execute its strategies, (ii) support and reinforce important business goals and objectives, and (iii) provide balanced incentives for achieving consistent and strong results for all of G8’s stakeholders, including stockholders, employees, and customers.

Based on the foregoing objectives, the governance, compensation and nominating committee has structured G8’s executive compensation to motivate employees to achieve the business goals established by its board of directors. Subsequent to the year-ended 2013, the governance, compensation and nominating committee engaged SIAMM Consulting (“SIAMM”) to serve as G8’s independent compensation consultant. SIAMM provides expertise in the design and implementation of G8’s executive and director compensation plans, as well as providing the governance, compensation and nominating committee with relevant market data.

The governance, compensation and nominating committee annually reviews all compensation decisions relating to G8’s named executive officers. Administrative staff serves as management’s liaison with the governance, compensation and nominating committee. In addition, outside legal counsel provides assistance to the governance, compensation and nominating committee in connection with administration of its responsibilities, such as negotiating and drafting employment agreements, setting meetings and assembling and distributing meeting materials.

G8’s chief executive officer has no direct role in setting his own compensation. The governance, compensation and nominating committee does, however, meet with its chief executive officer to evaluate his performance against his pre-established goals, and he makes recommendations to the board of directors regarding budgets that may affect certain of those goals. The chief executive officer also makes recommendations regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies in general.

Management assists the governance, compensation and nominating committee by providing information needed or requested by the governance, compensation and nominating committee, such as reconciliation between actual performance and budget or forecasted performance; historic compensation information; compensation expense; G8’s policies, reports and programs; and, information related to peer companies. Management also provides input and advice regarding compensation programs and policies, and their impact on G8 and its executives.

Director Nomination Procedures

The governance, compensation and nominating committee determines nominees for G8’s board of directors. G8’s directors approved the selection of the nominees for directors named in this proxy statement.

Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the governance, compensation and nominating committee considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of G8;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to G8’s current or future business, will add specific value as a board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

The governance, compensation and nominating committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for board membership. Rather the governance, compensation and nominating committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.  For the year ended December 31, 2014, G8 did not receive any recommendations for directors from its stockholders; however, on April 9, 2014 Mr. Clough was nominated and appointed as a new board member.

G8 will consider for inclusion in its nominations of new board of director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of G8 for at least one year. Board candidates referred by such stockholders will be considered on the same basis as board candidates referred from other sources. Any stockholder who wishes to recommend for G8’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to G8’s secretary at the following address: 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.

A copy of the governance, compensation and nominating committee charter is available on G8’s website at www.guardian8.com.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the board or a particular director may send a letter to the secretary of G8 at: 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors.  The secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

G8 has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees, as well as to directors, officers and employees of each subsidiary of G8. A copy of the code of business conduct and ethics is available on G8’s website at www.guardian8.com. If any substantive amendments are made to the code of business conduct and ethics or if G8’s grants any waiver, including any implicit waiver, from a provision of the code to any of its officers and directors, G8 will satisfy any disclosure requirements of Form 8-K by disclosing the nature of such amendment or waiver on its website at www.guardian8.com.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, G8’s articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. G8 has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in G8’s best interests.

Executive Officers

The following table sets forth certain information regarding G8’s current executive officers. G8’s executive officers serve at the discretion of the board of directors, unless otherwise governed by employment contracts.

Name	Age	Position
C. Stephen Cochennet	59	President and Chief Executive Officer
Kathleen Hanrahan	52	Interim Chief Financial Officer

C. Stephen Cochennet has been G8’s president and chief executive officer since November 30, 2010. See Mr. Cochennet’s biography on page 6 above.

Kathleen Hanrahan has been G8’s interim chief financial officer since April 30, 2012. See Ms. Hanrahan’s biography on page 6 above.

Key employee of Guardian 8 Corporation

G8 has four key employees for Guardian 8 Corporation as follows:

Jose Rojas, Vice President of Customer Service, served as Vice President of Customer and Technical Support for TASER® International, Inc., a publicly traded corporation from December of 2007 through February of 2012. While at TASER® International, he also held the positions of Manager of Customer and Technical Support as well as Service and Sales Representative from May 2002 through December 2007. Prior to his ten year tenure at TASER® International, from March 2000 through May 2002, Mr. Rojas held the positions of Customer Fulfillment Manager at HEI Inc. Mexico Division and Senior Customer Support Representative (2001-2002) at the High Density Interconnect Division. HEI Inc. is a publicly traded Contract Manufacturer specializing in Electronic Manufacturing Services (EMS). Mr. Rojas holds a Bachelor of Science and Business Administration degree in Operations Management from the University of Arizona.

Will Grove, Vice President of Finance, has over 34 years of broad-based experiences in manufacturing, construction, auto dealership, service industries, public accounting and consulting.  From 2009 until joining Guardian 8, Mr. Grove provided accounting and administrative consulting services to small and medium sized companies.  Prior to consulting Mr. Grove performed as Chief Financial Officer or Controller of an auto dealership, a division of a multi-national manufacturing company, a custom signage manufacturer and a restaurant management company.  Mr. Grove served in financial management positions with Rockwell International from 1985 to 1995.  His eight years public accounting experience most recently includes three years auditing public companies from 2004 through 2007.  Mr. Grove graduated from the University of Northern Iowa with a bachelor degree in accounting in 1981 and received a Master of Business Administration degree from the University of Iowa in 1994.  He became a Certified Public Accountant in 1981.

Gary Kuty is a thirty-five year veteran of the law enforcement and private security profession.  He graduated from Youngstown State University, Youngstown, Ohio with a Bachelor of Science in Law Enforcement Administration, and a Marketing minor. Gary’s past is a well-balanced mix of public and private law enforcement and security.  Twenty five years in the contract security and private investigative arenas prompted Gary to form Kuty and Associates, LLC, a professional security consulting agency based in Dayton, Ohio along with a Western Regional office in Las Vegas, Nevada.  Gary joined Guardian 8 after serving as a consultant the previous year.  Highly regarded by his peers on a national basis, he is Past President and Chairman of both the Ohio Association of Security and Investigation Services (OASIS) and the National Council of Investigation and Security Services (NCISS).  Gary currently serves on the prestigious Security Services Council for the American Society of Industrial Security (ASIS) as Vice Chair.  Gary has had numerous security and sales related articles published in trade association journals and has lectured on a variety of topics to professional security organizations.

Jody Brill, Vice President of Engineering, has 16 years of electronics design, integration, and manufacturing experience. Most recently, Mr. Brill served as a Hardware Design Engineer with Mitel Networks, a publicly traded company. During his ten years with Mitel, he developed traditional and VOIP telecom equipment, while interfacing with manufacturing on new development, sustaining and cost reduction projects. Prior to his position with Mitel, Mr. Brill held several design and technical roles with TechServ, Cirrilium, and Nesco.

Executive Compensation

During fiscal 2013 and 2014 we issued shares of our common stock to compensate our officers and directors for services rendered on our behalf and intend to issue additional shares of common stock in the future as part of our compensation package for our officers and directors.

The following table sets forth summary compensation information for the years ended December 31, 2013 and 2014 for our chief executive officer, interim chief financial officer, and the chief operating officer, vice president of customer service and lead engineer for Guardian 8 Corporation. We did not have any other executive officers as of the end of fiscal 2014 whose total compensation exceeded $100,000. We refer to these persons as our named executive officers elsewhere in this report.

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
C. Stephen Cochennet	2014	$250,000	$94,000	(1)	-	$76,500	(2)	$420,500
President, Chief Executive Officer	2013	$250,000	$61,100	(1)	-	$263,325	(2)	$574,425

Kathleen Hanrahan	2014	$-	$-		-	$370,502	(3)	$370,502
Interim Chief Financial Officer	2013	$-	$-		-	$181,132	(4)	$181,132

Paul Hughes(8)	2014	$160,000	$-		-	$28,200	(5)	$188,200
Chief Operating Officer	2013	$150,000	$-		-	$183,703	(5)	$333,703
Guardian 8 Corporation

Jody Brill	2014	$100,550	$-		-	$21,150	(6)	$121,700
Lead Engineer	2013	$17,477	$-		-	$9,165	(6)	$26,642
Guardian 8 Corporation

Jose Rojas	2014	$98,050	$-		-	$21,150		$119,200
Vice President of Customer Service Guardian 8 Corporation	2013	$96,000	$-		-	$47,035	(7)	$143,035

(1)
Represents fair value of 200,000 shares and 100,000 shares authorized for issuance to Mr. Cochennet on December 31, 2014 and 2013, respectively, as a bonus for his services as the CEO, above and beyond his employment agreement.

(2)
Represents fair value of 150,000 shares and 600,000 shares authorized for issuance to Mr. Cochennet in 2014 and 2013, respectively, pursuant to the terms of the vesting schedule set forth in his employment agreement for shares vested during the period January 1, 2013 through March 31, 2014.

(3)
Includes $36,000 paid to Ms. Hanrahan as consulting fees under her interim chief financial officer agreement and the fair value of 619,000 shares authorized for issuance to Ms. Hanrahan pursuant to the terms of her interim chief financial officer agreements for shares vested from January 1, 2014 through December 31, 2014.  In addition Ms. Hanrahan received 60,000 shares for director fees..

(4)
Includes $36,000 paid to Ms. Hanrahan as consulting fees under her interim chief financial officer agreement and the fair value of 312,000 shares authorized for issuance to Ms. Hanrahan pursuant to the terms of her interim chief financial officer agreement for shares vested as of June 30, 2013, September 30, 2013 and December 31, 2013.

(5)
Represents fair value of 60,000 shares and 352,500 shares authorized for issuance to Mr. Hughes in 2014 and 2013, respectively, pursuant to the terms of his employment agreement for shares earned during the period from January 1, 2013 through December 31, 2014.

(6)
Represents fair value of 45,000 shares and 15,000 shares authorized for issuance to Mr. Brill in 2014 and 2013, respectively, pursuant to the terms of his employment agreement for shares earned during the period from March 11, 2013 through December 31, 2014.

(7)
Represents fair value of 45,000 shares and 91,200 shares authorized for issuance to Mr. Rojas in 2014 and 2013, respectively, pursuant to the terms of his employment agreement for shares earned during the period from January 1, 2013 through December 31, 2014.

(8)	Effective May 1, 2015, Mr. Hughes resigned as a director and as an executive Guardian 8 Corporation.

Grants of Plan-Based Awards in Fiscal 2014

We did not grant any plan-based awards to our named executive officers during the fiscal year ended December 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

We did not have any outstanding equity awards as of December 31, 2014.

Option Exercises for 2014

There were no options issued or exercised by our named executive officers in fiscal 2014.

Executive Employment Agreements

CEO Employment Agreement

Effective January 1, 2015, we entered into a new employment agreement with C. Stephen Cochennet, our chief executive officer and president. Mr. Cochennet’s employment agreement was approved by the governance, compensation and nominating committee of the board of directors.

In general, Mr. Cochennet’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, and director and officer insurance.

The original term of Mr. Cochennet’s new employment agreement runs from January 1, 2015 until December 31, 2017.

Mr. Cochennet’s employment agreement provides for an initial annual base salary of $250,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors.

In April of 2015, the Mr. Cochennet ceased receiving cash compensation, and agreed to accept stock in lieu of cash until (i) we become profitable (generate a net income from operations) for a quarter of operations, or (ii) July 31, 2016.  As of September 30, 2015, we accrued $125,000 of salary, and $9,546 in associated payroll taxes, which will be converted into the common stock at the close of the 2015 fiscal year or in accordance with the above conditions.

In addition, Mr. Cochennet is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the board of directors or governance, compensation and nominating committee thereof. Further, Mr. Cochennet shall be eligible to be issued up to 1,200,000 restricted shares of our common stock, which will vest on December 31, 2017 assuming Cochennet remains employed with G8 through such date subject to earlier vesting as set forth in the employment agreement.

In the event of a termination of employment by us without “cause” or by Cochennet for “good reason” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Cochennet, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 18-months base salary, payable in accordance with our ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares). Further, in the event of termination of Cochennet’s employment without cause or for good reason, the retention bonus shares set forth above shall immediately vest and be issued to Cochennet as if Cochennet’s employment terminated with the Company subsequent to December 31, 2017.

In the event of a termination of Mr. Cochennet’s employment by reason of change in control or business combination (as defined in the employment agreement), Mr. Cochennet, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed through the date of change in control or business combination; (iii) during such unexpired term of the employment agreement, or for 18-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options, restricted shares and the retention bonus shares).

If the event of a termination of Mr. Cochennet’s employment by us for “cause” (as defined in the employment agreement), Mr. Cochennet would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Cochennet’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.87.

Amendments to CFO Agreement

Effective March 4, 2013, we entered into Amendment No. 1 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Kathleen Hanrahan.

The amendment extended the term of Ms. Hanrahan’s engagement agreement until March 31, 2014. Further, the engagement agreement provided for compensation to Ms. Hanrahan of 416,250 shares of our common stock and we paid Ms. Hanrahan a base monthly retainer of $3,000.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on March 18, 2013 as Exhibit 10.4.

On May 22, 2014, we entered into Amendment No. 2 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Ms. Hanrahan, which extended the term of Ms. Hanrahan’s engagement agreement from April 1, 2014 through November 30, 2015. Further, the engagement agreement provided for compensation to Ms. Hanrahan of 935,000 shares of our common stock and we continued to pay Ms. Hanrahan a base monthly retainer of $3,000.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on May 28, 2014 as Exhibit 10.16.

Effective December 1, 2015, we entered into Amendment No. 3 to the Non-Employee Interim Chief Financial Officer Engagement Agreement with Ms. Hanrahan.

The amendment extended the term of Ms. Hanrahan’s engagement agreement from December 1, 2015 through the earlier of hiring a full-time executive to fulfill this role, or March 31, 2016. Further, the engagement agreement provides for compensation to Ms. Hanrahan of up to 210,000 shares of our common stock, which shall be issued as follows; (i) 70,000 shares immediately upon the execution of the amendment, (ii) the remaining balance at the end of the term of the agreement (March 31, 2016), or until such time as we hire a full-time replacement chief financial officer. Any shares earned during the term will be pro-rated based upon 35,000 shares per month. The value of such shares shall be set at the closing price of our common stock on the last trading day immediately before issuance of the shares. Further, we shall continue to pay Ms. Hanrahan a base monthly retainer of $3,000.

A copy of the amendment to Ms. Hanrahan’s agreement was attached to the Form 8-K filed on January 8, 2016 as Exhibit 10.1.

Grove Employment Agreement

Effective November 1, 2014, G8 entered into an employment agreement with Will Grove to act as G8’s Vice President of Finance. Mr. Grove’s employment agreement was approved by the board of directors of G8 and us.

In general, Mr. Grove’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; vacation, health insurance and director and officer insurance.

The original term of Mr. Grove’s employment agreement runs from November 1, 2014 until October 31, 2017.

Mr. Grove’s employment agreement provides for an initial annual base salary of $170,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Grove is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors. Further, Mr. Grove shall be eligible to be issued up to 200,000 restricted shares of our common stock, which will vest on October 31, 2017 assuming Grove remains employed with G8 through such date subject to earlier vesting as set forth in the employment agreement.

Further, we granted Mr. Grove the opportunity to receive up to 540,000 shares of our common stock under the amended and restated employment agreement. Up to 30,000 shares shall vest on December 31, 2014 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the employment agreement. In addition, up to 180,000 shares shall vest on December 31, 2015 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. Further, up to 180,000 shares shall vest on December 31, 2016 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement. Lastly, up to 150,000 shares shall vest on October 31, 2017 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the amended and restated employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” (as defined in the employment agreement), Mr. Grove would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) 12-months base salary, payable in accordance with G8’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Grove, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months Grove was employed under the terms of the employment agreement, with a maximum payment of twelve months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of Mr. Grove employment with G8 by reason of change in control (as defined in the employment agreement), Mr. Grove, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) during such unexpired term of the employment agreement, or for 12-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

If the event of a termination of Mr. Grove employment by G8 for “cause” (as defined in the employment agreement), Mr. Grove would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Grove’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.89.

Amended Rojas Employment Agreement

Effective January 1, 2015, G8 entered into an amended and restated employment agreement with Jose Rojas to act as G8’s Vice President of Customer Services. Mr. Rojas’ amended and restated employment agreement was approved by the board of directors of G8 and us.

In general, Mr. Rojas’ amended and restated employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance.

The original term of Mr. Rojas’ amended and restated employment agreement runs from January 1, 2015 until December 31, 2017.

Mr. Rojas’ employment agreement provides for an initial annual base salary of $100,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Rojas is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors. Further, Mr. Rojas shall be eligible to be issued up to 100,000 restricted shares of our common stock, which will vest on December 31, 2017 assuming Rojas remains employed with G8 through such date subject to earlier vesting as set forth in the employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” or by Rojas for “good reason” (as defined in the employment agreement), Mr. Rojas would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) 6-months base salary, payable in accordance with G8’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Rojas, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months he was employed under the terms of the amended employment agreement, with a maximum payment of six months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of Mr. Rojas’ employment with G8 by reason of change in control or business combination (as defined in the employment agreement), Mr. Rojas, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

If the event of a termination of Mr. Rojas’ employment by G8 for “cause” (as defined in the employment agreement), Mr. Rojas would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Rojas’ amended and restated employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.88.

Brill Employment Agreement

Effective January 1, 2015, G8 entered into an amended and restated employment agreement with Jody Brill to act as G8’s Vice President of Engineering. Mr. Brill’s employment agreement was approved by the board of directors of G8 and us.

In general, Mr. Brill’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance.

The original term of Mr. Brill’s employment agreement runs from January 1, 2015 until December 31, 2017.

Mr. Brill’s employment agreement provides for an initial annual base salary of $105,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Brill is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors. Further, Mr. Brill shall be eligible to be issued up to 100,000 restricted shares of our common stock, which will vest on December 31, 2017 assuming Brill remains employed with G8 through such date subject to earlier vesting as set forth in the employment agreement.

In the event of a termination of employment with G8 by G8 without “cause” or by Brill for “good reason” (as defined in the employment agreement), Mr. Brill would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) 6-months base salary, payable in accordance with G8’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Brill, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months he was employed under the terms of the employment agreement, with a maximum payment of six months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of Mr. Brill’s employment with G8 by reason of change in control or business combination (as defined in the employment agreement), Mr. Brill, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

If the event of a termination of Mr. Brill’s employment by G8 for “cause” (as defined in the employment agreement), Mr. Brill would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Brill’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.91.

Kuty Employment Agreement

Effective November 1, 2014, G8 entered into an employment agreement with Gary Kuty to act as G8’s Vice President of Sales. Mr. Kuty’s employment agreement was approved by the board of directors of G8 and us.

In general, Mr. Kuty’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance.

The original term of Mr. Kuty’s employment agreement runs from November 1, 2014 until October 31, 2017.

Mr. Kuty’s employment agreement provides for an initial annual base salary of $140,000, which may be adjusted by the board of directors of G8.

In addition, Mr. Kuty is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the G8 board of directors. Further, Mr. Kuty shall be eligible to be issued 200,000 restricted shares of our common stock, which will vest on October 31, 2017 assuming Kuty remains employed with G8 through such date subject to earlier vesting as set forth in the employment agreement. Further, we granted Mr. Kuty the opportunity to receive up to 420,000 shares of our common stock under the employment agreement. Up to 23,333 shares shall be eligible to be issued on December 31, 2014 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the employment agreement. In addition, up to 140,000 shares shall be eligible to be issued on December 31, 2015 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the employment agreement. Further, up to 140,000 shares shall be eligible to be issued on December 31, 2016 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors and in accordance with the employment agreement and the remaining 140,000 shares shall be eligible to be issued on October 31, 2017 upon successful completion of pre-determined objectives detailed by G8’s CEO and/or Board of Directors.

In the event of a termination of employment with G8 by G8 without “cause” or Kuty for “good reason” (as defined in the employment agreement), Mr. Kuty would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) 6-months base salary, payable in accordance with G8’s ordinary payroll practices; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of employment with G8 by G8 by reason of incapacity, disability or death, Mr. Kuty, or his estate, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination; (iii) payment of his base salary equal to one month for each two months Kuty was employed under the terms of the employment agreement, with a maximum payment of six months of base salary; and (iv) immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

In the event of a termination of Mr. Kuty’s employment with G8 by reason of change in control or business combination (as defined in the employment agreement), Mr. Kuty, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to a pro rata portion of any bonus or incentive payment to which he would have been entitled had he remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the termination; (iii) during such unexpired term of the employment agreement, or for 6-months thereafter, whichever is shorter, he shall continue to receive on a semimonthly basis, his base salary then in effect upon the date of such change in control notice; and (iv) and immediate vesting of all equity awards (including but not limited to stock options, retention bonus and restricted shares).

If the event of a termination of Mr. Kuty’s employment by G8 for “cause” (as defined in the employment agreement), Mr. Kuty would receive all earned but unpaid base salary through the date of termination of employment.

The above description of Mr. Kuty’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached as Exhibit 10.86 to the Form 10-Q filed with the SEC on November 14, 2014.

Potential Payments Upon Termination or Change in Control

As described above, we have entered into employment agreements with our chief executive officer and five employees of Guardian 8 Corporation. These employment agreements allow each employee to resign upon a change in control or business combination.

For purposes of the employment agreements, a change in control or business combination is defined as:

(i)
The sale, lease, exchange or other transfer, directly or indirectly of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(ii)	The approval by the Board of Directors of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iii)	The Board of Directors cease for any reason, to constitute at least majority of the Company’s voting authority.

Director Compensation

The following table sets forth summary compensation information for the year ended December 31, 2014 for each of our non-executive directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	All Other Compensation $		Total $
James G. Miller(1)	$-	$28,200	$-	$-		$28,200

Kyle Edwards(1)	$-	$28,200	$-	$-		$28,200

William Clough(2)	$-	$16,450	$-	$30,600	(3)	$58,800

Corey Lambrecht(1)	$-	$28,200	$-	$-		$28,200

Kathleen Hanrahan(1)	$-	$28,200	$-	$-		$28,200

Jim Nolton(1)	$-	$28,200	$-	$-		$28,200

(1)
Effective December 31, 2014, five of our six non-management directors were eligible for the issuance of 60,000 shares of our common stock valued at $0.47 per share for 2014 director services. These shares were authorized and issued in March of 2015.

(2)
Effective December 31, 2014, one of our directors was eligible for the issuance of 35,000 shares of our common stock valued at $0.47 per share for seven months director services during 2014. These shares were authorized and issued in March of 2015.

(3)	On June 1, 2014, we issued 60,000 shares of our common stock valued at $0.47 per share to a new director as a signing incentive to join the board.

Non-employee directors generally receive equity compensation of 60,000 restricted shares of common stock per year of service. Further, directors who are not employees are reimbursed for travel and other expenses if required.

Certain Relationships and Related Transactions

Other than as set forth below, we were not a party to any transactions or series of similar transactions that have occurred during fiscal 2014 in which:

•	The amounts involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($19,360); and
•	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Related Party Promissory Notes

On February 12, 2014, the Company received a note payable in the amount of $50,000 from a related party.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.

On February 24, 2014, the Company received a note payable in the amount of $25,000 from a related party.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.

On February 24, 2014, the Company received a note payable in the amount of $400,000 from a related party.  The note was unsecured, bearing interest at 12%, was payable on July 15, 2014, and included a three-year warrant for each of $1.00 of principal included in the note.  The warrants were exercisable at $0.50 per share.

On April 18, 2014, the Company received a note payable in the amount of $90,000 from related party.  The note was unsecured, bearing interest at 12% and was payable on July 15, 2014.

On May 9, 2014, the Company received a note payable in the amount of $25,000 from related party.  The note was unsecured, bearing interest at 12% and was payable on July 15, 2014.

Employment Agreements

On March 4, 2013, the Company entered into an employment agreement with its CEO/president.  The CEO/president has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 750,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue 150,000 common shares on the last day of every fiscal quarter as compensation through that period.  As of December 31, 2013 600,000 common shares have vested.  In addition, the Chief Executive Officer and President shall earn an initial base salary of $250,000, which began on January 1, 2013 and will accrue until the Company completes certain requirements per the agreement.

On March 4, 2013, the Company amended the agreement with its non-employee interim Chief Financial Officer (CFO).  The CFO has the ability to earn shares of common stock over the term of the agreement, which runs through March 31, 2014.  The Company reserved 416,250 shares of its common stock as required by the agreement.  Per the contract, the Company will issue a prescribed amount of common shares on the last day of every fiscal quarter, beginning with the second quarter of 2013 and ending on March 31, 2014.  As of December 31, 2013, 312,000 shares have vested.  In addition, the Non-Employee Interim Chief Financial Officer will earn a base monthly retainer of $3,000, which began to accrue on January 1, 2013 and will continue to accrue until the Company completes certain requirements per the agreement.

On March 11, 2013, the Company entered into an employment agreement with its Lead Engineer.  The Lead Engineer has the ability to earn shares of common stock over the term of the agreement, which runs through March 30, 2016.  The Company reserved 82,287 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue up to 27,429 common shares per year.  As of December 31, 2014 60,000 common shares have been authorized and 22,287 shares remain reserved.  In addition, the Lead Engineer shall earn an initial base salary of $96,000, which began on March 11, 2013.

On May 22, 2014, the Company entered into a second amended agreement with its Non-Employee Interim CFO.  The amendment extended the term of the Non-Employee Interim CFO agreement from April 1, 2014 through December 31, 2015.  Further, the amendment provides for compensation to the CFO of up to 935,000 shares of the Company’s common stock.  As of December 31, 2014, 515,000 shares have vested, leaving 420,000 shares reserved as of December 31, 2014.  In addition, the Non-Employee Interim CFO will continue to earn a base monthly retainer of $3,000.

On November 1, 2014, the Company entered into an employment agreement with its VP Finance.  The VP Finance has the ability to earn shares of common stock over the term of the agreement, which runs through October 31, 2017.  The Company reserved 540,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue up to 180,000 common shares per year.  As of December 31, 2014 5,000 common shares have been authorized and 510,000 shares remain reserved.  In addition, the VP Finance shall earn an initial base salary of $170,000, which began on November 1, 2014.

On November 1, 2014, the Company entered into an employment agreement with its VP Sales.  The VP Sales has the ability to earn shares of common stock over the term of the agreement, which runs through October 31, 2017.  The Company reserved 420,000 shares of its common stock as required by the agreement.  Per the agreement, the Company will issue up to 140,000 common shares per year.  As of December 31, 2014, 5,000 common shares have been authorized and 396,667 shares remain reserved.  In addition, the VP Sales shall earn an initial base salary of $140,000, which began on November 1, 2014.

As of December 31, 2014, the Company has a total of 1,533,454 shares of its common stock reserved for the following employment contracts:

Employee or Position	Shares
Chief Operating Officer	112,500
Vice President of Customer Support	72,000
Lead Engineer	22,287
Vice President of Finance	510,000
Vice President of Sales	396,667
Non-Employee Interim Chief Financial Officer	420,000
Total	1,533,454

Policies for Review and Approval of Related Party Transactions

In March of 2012, our board of directors adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related party had, has or will have a direct or indirect material interest. Our board of directors must review, approve and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the board believes are no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party, unless the board otherwise determines that the transaction is not in our best interests.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. All reports required by Section 16(a) have been filed in connection with the securities issuances to our officers and directors during fiscal 2014.

PROPOSAL 2.  REAFFIRM THE APPOINTMENT OF JONATHON P. REUBEN, CPA AS AUDITORS FOR THE NEXT YEAR

G8’s board of directors has selected Jonathon P. Reuben, CPA as its independent auditor for the current fiscal year, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require G8’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, G8’s board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Jonathon P. Reuben, CPA for ratification by stockholders as a matter of good corporate practice.

 It is expected that a representative of Jonathon P. Reuben, CPA will be present at the annual meeting to respond to questions, but not to make a statement.

The vote of holders of common stock holding in the aggregate a majority of the voting power of G8’s stock present at the meeting is required to approve the ratification of the selection of Jonathon P. Reuben, CPA.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF JONATHON P. REUBEN, CPA AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC served as our principal independent public accountants for fiscal 2014 and 2013, respectively. Aggregate fees billed to us for the fiscal years ended December 31, 2014 and 2013 Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC were as follows:

	For the Fiscal Years Ended December 31,
	2014	2013

Audit Fees (1)	$25,000	$35,000
Audit-Related Fees (2)	-	-
Tax Fees (3)	5,000	3,500
All Other Fees	-	-
Total fees paid or accrued to our principal accountant	$30,000	$38,500

(1)
Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

(3)	Tax fees consist of fees related to the preparation and review of our federal and state income tax returns.

Audit Committee Policies and Procedures

Our Board of Directors pre-approves all services to be provided to us by our independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our Principal Financial Officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent auditors have been prohibited from performing under SEC rules. The members of the Board of Directors then make a determination to approve or disapprove the engagement of Jonathon P. Reuben, CPA for the proposed services. In fiscal 2014 and 2013, all fees paid to Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC were unanimously pre-approved in accordance with this procedure.

Less than 50 percent of hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

Qualification of Audit Committee Members

Our Audit Committee consists of two independent directors, each of whom has been selected for membership on the Audit Committee by the Board of Directors based on the Board’s determination that he is fully qualified to oversee our internal audit function, assess and select independent auditors, and oversee our financial reporting processes and overall risk management. The Audit Committee has the authority to seek advice and assistance from outside legal, accounting or other advisors and exercises such authority as it deems necessary.

Through a range of education, experiences in business and executive leadership and service on the boards of directors, and through experience on our Board of Directors and Audit Committee, each member of the Committee has an understanding of generally accepted accounting principles and has experience in evaluating the financial performance of public companies. Moreover, the Audit Committee members have gained valuable special knowledge of our financial condition and performance. The Board has determined that James Miller is a “financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act.

Report Of The Audit Committee Of The Board

Our Audit Committee submits the following report:

The Audit Committee retains and oversees the Company’s independent registered public accountants, discusses and reviews with management accounting policies and financial statements, evaluates external and internal audit performance, investigates complaints and other allegations of fraud or misconduct by the Company’s management and employees and evaluates policies and procedures. The Audit Committee operates under a written charter adopted by the Board. The remainder of this report relates to certain actions taken by the Audit Committee in fulfilling its roles as they relate to ascertaining the independence of our registered public accountants and recommending the inclusion of the Company’s financial statements in its annual report.

During fiscal 2014 and 2013, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee also met periodically with the independent registered public accounting firm to discuss the results of their examinations, the overall quality of the Company’s financial reporting and their evaluations of its internal controls.

The Audit Committee of the Board has received from the Company’s independent registered public accounting firm, written disclosures and the letter required by the Independence Standards Board's Standard No. 1, “Independence Discussions with Audit Committees,” that discloses all relationships between the Company and Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC that may be thought to bear on the independence of Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC  from the Company. The Audit Committee has discussed with both firms the contents of the written disclosure and letter as well as the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the years ended December 31, 2014 and 2013, with the Company’s management, which has primary responsibility for the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from both Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC required by relevant professional and regulatory standards and has discussed with both firms their independence from the Company and its management. In concluding that both Jonathon P. Reuben, CPA and L.L. Bradford & Company, LLC were independent for their respective audit periods, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2014 and 2013.

The foregoing report is furnished by the Audit Committee of the Board.

James G. Miller (Chairman)
Jim Nolton

PROPOSAL 3.  APPROVAL OF REVERSE STOCK SPLIT

Stockholders are being asked to approve up to a 1-for-300 reverse stock split of G8’s outstanding common stock (or more plainly stated, up to every three hundred existing shares would be exchanged for one new share). G8 will not issue fractional shares in connection with the reverse stock split. Any fractional shares that result from the reverse stock split will be rounded up to the next whole share. Further, this means no stockholder will hold less than one whole share.

The board of directors has adopted a resolution (i) declaring the advisability of a up to 1-for-300 reverse stock split, subject to stockholder approval, (ii) in connection therewith, a form of amendment to G8’s Articles of Incorporation to effect such a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect such a reverse stock split, without further approval or authorization of G8’s stockholders, at any time within 12 months of the approval of this proposal.

The actual number of outstanding shares of our common stock after giving effect to the reverse stock split, if and when effected, will depend on the number of issued and outstanding shares at the time the reverse stock split is effected and the reverse stock split ratio that is ultimately determined by the board or directors. The table below shows the reverse stock split ratio and the approximate number of authorized shares of common stock to be outstanding for various reverse split ratios:

Reverse Stock Split Ratio	Outstanding Shares Before Reverse Stock Split(1)(2)	Outstanding Shares After Reverse Stock Split(3)
1-for-5	77,278,696	15,455,740
1-for-10	77,278,696	7,727,870
1-for-25	77,278,696	3,091,148
1-for-50	77,278,696	1,545,574
1-for-100	77,278,696	772,787
1-for-200	77,278,696	386,394
1-for-300	77,278,696	257,596

(1)
Does not account for the additional issuance of shares of common stock after the date hereof as the result of future financings, conversion of outstanding derivative securities or other issuances, which may be substantial.

(2)
For example, as of December 31, 2015 we had over $7.34 million in convertible debt outstanding, which could convert into over 97.8 million shares of common stock, and approximately 22.3 million warrants to purchase shares of our common stock.

(3)	Does not account for fractional share rounding.

Upon receiving stockholder approval of the reverse stock split, the board of directors will have the authority, but not the obligation, in its sole discretion, at any time within twelve months of stockholder approval, to elect without further action on the part of the stockholders, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, to determine the reverse stock split ratio (up to 1-for-300) and to effect the reverse stock split by filing an amendment to its articles of incorporation in the form of the Amendment attached as Annex A to this Proxy Statement.

Upon the effectiveness of the Reverse Stock Split, a corresponding reduction in the number of issued and outstanding shares of our common stock will occur as further described below under “Effects on Ownership by Individual Stockholders.” The decrease in issued and outstanding shares as a result of the reverse stock split will not affect any stockholder’s proportionate voting power or other rights (other than as a result of the rounding of fractional shares). If the board of directors abandons the reverse stock split, there will be no reduction in the number of issued and outstanding shares of our common stock.

The board of directors believes that stockholder approval of a non-fixed ratio of up to 1-for-300 reverse stock split (as opposed to approval of a single reverse stock split ratio) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of G8 and its stockholders. In determining a ratio following the receipt of stockholder approval, the board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the number of shares issued or issuable pursuant to derivative securities;

•	future financing needs;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the initial listing requirements of national stock exchanges; and

•	prevailing general market and economic conditions.

The board of directors reserves the right to elect to abandon the reverse stock split, notwithstanding stockholder approval thereof, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of G8 and its stockholders.

Depending on the ratio for the reverse stock split determined by the Board, up to 300 shares of existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, by an amount based upon the determined reverse stock split ratio. If the reverse stock split is approved by our stockholders and the board of directors elects to effect the reverse stock split within twelve months of such approval, a Certificate of Amendment of the Articles of Incorporation that sets forth the applicable reverse stock split and provides for the reverse stock split ratio determined by the board of directors in its discretion will be filed with the Secretary of State of the State of Nevada with immediate effect (the “Effective Time”).

The board of directors will determine the exact timing of the filing of the reverse stock split amendment based on its evaluation as to when the filing would be the most advantageous to us and our stockholders. If a reverse stock split amendment certificate has not been filed with the Secretary of State of the State of Nevada prior to the expiration of twelve months from approval, then the reverse stock split will be automatically abandoned.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive whole shares.

The board of directors reserves the right to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of any reverse stock split amendment even if the reverse stock split has been approved by our stockholders. By voting in favor of the approval of the reverse stock split, you are expressly also authorizing the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Purposes for Which the Board of Directors Would Enact the Reverse Stock Split

The board of directors believes that a reverse stock split is advisable for three reasons. First, G8 is required under the terms of its senior secured debentures and other derivative securities, as set forth below, to have a sufficient number of authorized shares of common stock reserved to satisfy its obligations to the debenture holders or other debt holder. Second, the G8 board of directors believes that a reverse stock split could improve the marketability and liquidity of the common stock. Third, G8 is desirous of applying for listing of its common stock on a national stock exchange (such as NYSE or NASDAQ). Initial listing standards for national stock exchanges require that G8 have a minimum trading price before its listing will be approved.

1. Convertible Senior Secured Debentures, Class C Warrants and VVG Note

Convertible Debentures and Class C Warrants

From May 27, 2014 through December 16, 2015, we have issued and sold approximately $8.06 million of principal amount of convertible senior secured debentures (the “Debentures”) and Class C Warrants associated therewith (the “Warrants”) to purchase shares of our common stock, $0.001 par value, with a number of accredited investors (the “Debenture Holders”). Each Debenture included two Warrants to purchase shares of our common stock at $0.10 per share, one issued concurrent with issuance of the Debenture and an additional one issued upon conversion of the Debenture.

The Debentures may be converted by each Debenture Holder at any time through maturity, either in whole or in part, up to the full principal amount and accrued interest thereunder into shares of common stock at $0.075 per share.

We may force conversion of the Debentures into shares of common stock at $0.075 per share, either in whole or in part, if the closing sale price of shares of common stock during any ten consecutive trading days has been at or above $0.20 per share.

In the event the average closing price of the common stock for the ten trading days immediately preceding, but not including, the maturity date of the Debentures is equal to or greater than $0.20, then on the maturity date, the buyers must convert all remaining principal due under the Debentures.

We currently do not have enough authorized shares of common stock reserved for (i) conversion of the Debentures, which would result in the issuance of approximately 97.8 million shares of common stock (not including shares to be issued for interest), and (ii) issuance upon exercise of the Warrants (approximately 15.7 million shares).

Covenants requiring us to increase the number of shares of common stock authorized in order to be able to reserve a sufficient number of shares for conversion of the Debentures and exercise of the Warrants. We are required to seek stockholder approval for an increase in the number of authorized common shares to allow for the reservation of a minimum of 100% of the shares issuable upon conversion of the Debentures and exercise of the Warrants in accordance with the covenants included in the Debenture purchase agreements. We have determined to comply with the covenants in two ways; through the reverse split described in this Proposal 3, and through increasing the number of authorized shares from 100 million to 400 million shares pursuant to Proposal 4.

By effecting the reverse split of the issued and outstanding shares of our Common Stock, we will, in effect, be creating additional authorized but unissued shares of Common Stock to satisfy our obligations to reserve an appropriate number of shares for future issuance to the Investor under the Note and Warrant.

If the stockholders approve this Proposal 3 and we effect the reverse stock split, we will have fulfilled the covenants under the Debentures and Warrants. Further, if the stockholders reject the reverse stock split proposal, but approve the increase in authorized shares of common stock under Proposal 4, we will have fulfilled the covenants under the Debentures and Warrants without the need for a reverse stock split. Therefore, either Proposal 3 or 4 will satisfy the covenants.

Further Background to the Debentures

The following describes certain material terms of the financing transactions with the Debenture Holders.  The description below is not a complete description of all terms of the financing transactions and is qualified in its entirety by reference to the Debenture Agreements entered into in connection with the financings, which were attached as exhibits to the Form 8-Ks filed on June 3, 2014 and June 8, 2015.

Debenture Maturity Date and Interest Rate.  The Debentures mature on July 31, 2016 (the “Maturity Date”), absent earlier redemption by us, and carry an interest rate of 8% per annum.

Payment of Interest and Principal.  Interest on the Debentures is payable quarterly in arrears on the first day of each succeeding quarter during the term of the Debentures ending on the Maturity Date.  We may pay interest payments in shares of common stock. Additionally, on the Maturity Date if the Debentures have not been otherwise converted into shares of our common stock, we are required to pay the amount equal to the principal, as well as all accrued but unpaid Interest.

Conversion Rights under the Debenture. Subject to certain limitations, the Debentures may be converted by each Debenture Holder through the Maturity Date, either in whole or in part, up to the full principal amount and accrued interest thereunder into shares of common stock at $0.075 per share.

The Debentures contain provisions limiting the conversion to the extent that as a result of such conversion, each Debenture Holder would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of our common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Debentures.

In addition, upon conversion of the Debentures, the number of Class C warrants issued to each Debenture Holder shall automatically double.

Right to Redeem Debenture. So long as a registration statement covering all the registrable securities is effective, we have the option of redeeming the principal, in whole or in part by paying the amount equal to 100% of the Principal, together with accrued and unpaid interest by giving ten (10) business days prior notice of redemption to the Debenture Holders.

Security of Debentures. The Debentures were guaranteed, pursuant to the “Secured Guaranty” and “Joinder to Pledge and Security Agreement” by G8 and secured by a security interest in all of our assets and G8 pursuant to various financing instruments, and financing statements.

Registration Rights.  We have agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of common stock underlying the Debentures and Class C warrants within 90 days of the final closing under the Financing Agreements (the “Filing Date”) and to maintain the effectiveness of the registration statement for five years, or until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. We have agreed to use reasonable best efforts to have the registration statement declared effective within 120 days of the Filing Date (the “Effectiveness Date”). We are obligated to pay to investors liquidated damages equal to 1.0% per month in cash for every thirty day period up to a maximum of six (6%) percent, (i) that the registration statement has not been filed after the Filing Date, (ii) following the Effectiveness Date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the Financing Agreements.

Additional Restrictions.  In addition to standard covenants and conditions such as us maintaining its reporting status with the SEC pursuant to the 1934 Act, the financing documents contain certain restrictions regarding our operations.

Description of the Warrants. As a part of the sale of the Debentures, we issued the Warrants to the Debenture Holders, giving them the right to purchase shares of our common stock at an exercise price of $0.10 per share for a period of five years. Each Debenture entitles the Debenture Holder to two Warrants, one issued immediately and an additional Warrant issued upon conversion of the Debenture. The exercise price for the Warrants are subject to adjustment for certain events, such as stock splits, future financings and stock dividends. We also issued warrants to the Placement Agents exercisable to purchase 560,000 shares for $0.50 per share for a period of five years. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrants will be decreased to equal such lesser price. Upon each such adjustment, the number of the shares of our common stock issuable upon exercise of the Warrants will increase proportionately. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

4.99% Restriction on Conversion of Debentures and Exercise of Warrants. Debenture Holders have no right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in the Debenture Holder being the beneficial owner in excess of 4.99% of our common stock.

Approval by stockholders of this Proposal 3 may result in an increase in the number of shares (i) that may be issued pursuant to the terms of the Debentures under the terms of the Debentures, (ii) that may be issued pursuant to the terms of the Warrants or (iii) through other issuances of common stock (which otherwise would not be possible because such issuances may exceed the current number of authorized shares of common stock).

The failure to obtain stockholder approval of this Proposal No. 3, which will increase the number of authorized shares of common stock, has the potential for future significant adverse consequences to the Company. Our failure to obtain stockholder approval for this Proposal has significant adverse consequences for us regarding certain provisions in the Debentures, Warrants and Debenture purchase agreements. As described above, we are permitted to allow conversions of principal and make payments of interest due under the Debentures in shares of our common stock provided we satisfy certain conditions. Under the current number of authorized shares of common stock, we may be unable to make use of this provision and would have to pay the amounts due in cash, which may, at any point, have a significant adverse impact on our business, financial condition and results of operation.

In addition, if the Debenture Holders send an exercise notice for us to issue shares of common stock under the Warrants (the “Warrant Shares”) and we are unable to comply because the issuance of shares would exceed the number of authorized common shares, then unless the Debenture Holders elect to void such exercise, we would be in default under the terms of the Warrants and the Debenture purchase agreements.

VVG Promissory Note

On August 13, 2015 (“Closing Date”), we completed the sale of a Convertible Promissory Note (the “VVG Note”) in the principal amount of $120,750 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Vis Vires Group, Inc. (“VVG”), a New York corporation, and us (the “VVG Agreement”).  The VVG Note matures on August 17, 2016 (“Maturity Date”).

The VVG Note may be prepaid in whole or in part, at any time during the period beginning on the Closing Date and ending on the date which is 180 days following the issue date, beginning at 110% of the outstanding principal and accrued interest increasing by 5% for every 30 day period thereafter until the 180th day following the Closing Date. After the expiration of the 180 days following the Closing Date, we may not prepay the Note for any reason.

At any time after 180 days after the date the VVG Note is issued, the VVG Note is convertible into our common stock, at VVG’s option, at a 25% discount to the market price, which is defined as 75% of the average of the lowest three (3) closing bid prices for the our common stock during the ten (10) trading days prior to the conversion date.  The conversion price is subject to proportional adjustment in the event of stock splits, stock dividends, and similar corporate events. Further, if we fail to deliver shares to Vis Vires upon conversion through willful or deliberate hindrance on our part we shall pay to VVG $200 in cash per day as liquidated damages or, at VVG’s option, such amount being added to the principal amount of the VVG Note.

While the VVG Note is outstanding, we agreed, among others, not to make any distributions on our stock, not to repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business.

VVG has agreed to restrict its ability to convert the VVG Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  The VVG Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of us.  The VVG Note also provides for penalties and rescission rights if we do not deliver shares of common stock upon conversion within the required timeframes set forth in the VVG Agreement.

We agreed that during the period the conversion right exists, we will reserve from our authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of common stock upon the full conversion of the VVG Note.  We are required at all times to have authorized and reserved eight times (approximately 56 million shares as of December 31, 2015) the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the “Reserved Amount”).  The Reserved Amount shall be increased or decreased from time to time in accordance with our obligations under the VVG Note.  If, at any time we do not maintain the Reserved Amount it will be considered an Event of Default under the VVG Note.

The VVG Note contains default events which, if triggered and not timely cured (if curable), will result in a default payment equal to twice the amount owed to VVG and a default interest at the rate of 22% per annum.

The above description of certain material terms of the VVG Note and VVG Agreement is not a complete description of all terms of the financing transaction and is qualified in its entirety by reference to the VVG Note and VVG Agreement, which are attached to the Form 8-K filed with the SEC on August 20, 2015 as exhibits 4.1 and 10.1, respectively.

2. Improve the marketability and liquidity of the Common Stock. The second reason to pursue the reverse split is because we believe that the increased market price of our common stock expected as a result of implementing the reverse stock split may improve the marketability and liquidity of our common stock and may encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

3. Potential Listing of Our Common Stock on a National Stock Exchange. Our common stock is currently quoted on the OTC:QB. In order for us to list our common stock on a national stock exchange (NYSE, NASDAQ, Etc.), we must comply with various initial listing standards, including that we have a minimum share price per share of common stock (ranging from $2.00 to $5.00). Failure to achieve this listing requirement will prohibit us from listing our common stock on a national stock exchange.

Reducing the number of outstanding shares of our common stock through the reverse stock split, as applicable, is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, even if the reverse stock split is effected, it may not result in the intended benefits described above, including compliance with Debenture covenants or the initial listing requirements of a national stock exchange, the market price of our common stock may not increase following the reverse stock split or even if it does, the market price of our common stock may decrease in the future. Additionally, the market price per share of our common stock after the reverse stock split may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Risks Associated with the Proposed Reverse Stock Split

The immediate effect of the reverse stock split would be to reduce the number of shares of the outstanding common stock and to potentially increase the trading price of such common stock. However, the effect of any effected reverse stock split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of G8’s common stock outstanding as a result of the reverse stock split or remain at an increased level for any period. Also, there is no assurance that the stock price would not decline below the anticipated stock price following the reverse stock split or that the trading price would remain above the thresholds required to meet initial listing requirements of a national stock exchange. The trading price of the common stock may change due to a variety of other factors, including G8’s operating results, other factors related to G8’s business and general market conditions. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of G8’s common stock to become less liquid, which could have an adverse effect on the price of the common stock.

Effects on Ownership by Individual Stockholders

If G8 implements the reverse stock split, the number of shares of G8’s common stock held by each stockholder would be reduced by up to one-hundredth, and then rounded up to the nearest whole share. The reverse stock split would not affect any stockholder’s percentage ownership interests in G8 or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Options, Warrants and Other Securities

All outstanding options, warrants and other securities (including convertible debt instruments) entitling holders to purchase shares of G8’s common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding derivative securities, entitling the holders to purchase shares of G8’s common stock, which will result in approximately the same aggregate price being required to be paid for such derivatives upon exercise immediately preceding the reverse stock split. Also, the number of shares reserved for issuance under any existing employee stock compensation plans would be reduced by up to one-hundredth, and then rounded up to the nearest whole share.

Other Effects on Outstanding Shares

If the reverse stock split is implemented, the rights and preferences of the outstanding shares of the common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and non-assessable. The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Authorized Shares of Common Stock

The reverse stock split, if implemented, would not change the number of authorized shares of the common stock as designated by G8’s Articles of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under G8’s authorized pool of common stock would increase.

The additional shares of common stock that would become available for issuance if the reverse stock split is approved could also be used by G8’s management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed reverse stock split has been prompted by business and financial considerations, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by G8’s management to deter or prevent a change in control of G8.

Other than the shares of common stock to be issued (i) upon conversion of the Debentures and Warrants, (ii) upon conversion of the VVG Note, (iii) upon exercise of existing derivative securities, and (iv) for future financing needs, G8 does not have any current plan, proposal or arrangement, written or otherwise, to engage in any business or investment opportunity involving the issuance of additional shares of common stock.

Procedure for Implementing the Proposed Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the reverse stock split and proposed amendment to the Articles of Incorporation, the board of directors may elect whether or not to declare a reverse stock split at any time within 12 months of the approval of the proposal. The reverse stock split would be implemented by filing the amendment to the Articles of Incorporation with the Nevada Secretary of State, and the reverse stock split would become effective on the date the filing is accepted by the Nevada Secretary of State.

As of the effective date of the reverse stock split, each certificate representing shares of G8 common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

If G8 elects to exchange share certificates, its transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, stockholders and holders of securities convertible into G8 common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the conversion ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates to G8’s transfer agent until they receive a letter of transmittal.

Accounting Consequences of the Reverse Stock Split

The par value per share of G8’s common stock would remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on G8’s balance sheet attributable to the common stock will be reduced proportionally, based on the conversion ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. G8 does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Fractional Shares

G8 will not issue fractional shares in connection with the reverse stock split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of its common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the reverse stock split, any fractional shares which result from the reverse stock split will be rounded up to the next whole share. Further, this means no stockholder will hold less than one whole share.

No Appraisal Rights

Under Nevada Revised Statutes, stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Articles of Incorporation to affect the reverse stock split.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important U.S. tax considerations of the reverse stock split. It addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, G8 has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult a qualified tax advisor.

The proposed reverse stock split is intended as a “reorganization” within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a stockholder; however, there will be an adjustment to the stockholder’s basis equal to the fractional share times the market value on the date of issuance. No gain or loss will be recognized by G8 as a result of the reverse stock split.

The ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that:  (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by G8 in furtherance of the reverse stock split on the terms described herein and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

The form of amendment to Article VI of the Articles of Incorporation is attached as Attachment A to this proxy statement.

Vote Required

The approval of stockholders holding a majority of the outstanding shares of the Company’s common stock as of January 29, 2016, the record date for the annual meeting, is required to approve the reverse stock split.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the reverse stock split as proposed and the amendment to the Articles of Incorporation, and proxies solicited by the board of directors will be so voted in the absence of instructions to the contrary.

PROPOSAL 4.  ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 100,000,000 TO 400,000,000 SHARES

Overview

The board of directors has approved and adopted an amendment to the articles of incorporation of the Company to increase in the number of authorized shares of capital stock from 200,000,000 to 400,000,000 shares, and has set forth such amendment in the amended articles of incorporation attached to this proxy statement as Annex A.   The Company’s current articles of incorporation are available for viewing on G8’s website at www.guardian8.com.

Summary of Amendment

Article VI, section 1 of the current articles of incorporation provides that the Company is authorized to issue a maximum of 100,000,000 shares of common stock.  Article VI section 1 of the amended articles of incorporation increases the number of shares of common stock that the Company is authorized to issue to a maximum of 400,000,000 shares.

The board of directors believes that the increase in the number of shares of authorized capital stock is necessary in order to support the continued growth of the Company.  To date, the Company has supported its operations primarily through sales of shares of its common stock, including sales of derivative securities that give the holder rights to acquire shares of the Company’s common stock.  Such derivative securities include warrants to purchase shares of common stock and convertible debt instruments that are convertible into shares of common stock.  As of January 29, 2016, there were 77,278,696 shares of the Company’s common stock outstanding, which does not include approximately 127.7 million shares of common stock that are reserved for issuance upon the exercise or conversion of outstanding derivative securities.

The board of directors anticipates that the Company will continue to sell shares of its common stock and common stock-based derivative securities in order to support its operations.  As a result, the board has determined that it is necessary to increase the number of authorized shares of capital stock that the Company is authorized to issue in order to accommodate the Company’s continued financing activity and existing obligations under its outstanding derivative securities.

To accomplish the increase in authorized shares of common stock, G8 would file an amendment to the Articles of Incorporation with the Nevada Secretary of State. The form of amendment to Article VI of the Articles of Incorporation to accomplish the increase in authorized shares of common stock is attached to this Proxy Statement as Annex A. The text of the amendment to the Amended Articles of Incorporation is subject to modification to include such changes as may be required by the laws of the State of Nevada and as the board of directors deems necessary and advisable to affect the increase in authorized shares of common stock.

Vote Required

The approval of stockholders holding a majority of the outstanding shares of the Company’s common stock as of January 29, 2016, the record date for the annual meeting, is required to approve the amendment to the articles of incorporation to increase the number of authorized shares from 100,000,000 to 400,000,000 shares.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the approval and adoption of the amendment to the articles of incorporation to increase the number of authorized shares from 200,000,000 to 400,000,000 shares, and proxies solicited by the board of directors will be so voted in the absence of instructions to the contrary.

OTHER MATTERS

As of the date of this statement G8’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which G8 did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail.  Expense of distributing this proxy statement to stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this proxy statement, will be borne exclusively by G8.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the G8 2016 annual meeting must be received by G8 by May 6, 2016. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the G8 2016 annual meeting without including such proposal in G8’s proxy statement must have provided G8 notice of such proposal no later than June 15, 2016. G8 reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the board of directors

/s/ C. Stephen Cochennet
C. Stephen Cochennet, Chairman
Scottsdale, Arizona
February 2, 2016

GUARDIAN 8 HOLDINGS
PROXY

Annual Meeting of Stockholders
March 21, 2016

This Proxy is solicited on behalf of the G8 board of directors

The undersigned appoints C. Stephen Cochennet, Chairman of Guardian 8 Holdings, with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of Guardian 8 Holdings, to be held Monday, March 21, 2016, beginning at 10:00 a.m., Arizona Time, at 7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to stockholders dated January 28, 2016, a copy of which has been received by the undersigned, as follows:

1. Election of directors, to serve until the next annual meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees):
	FOR	AGAINST	ABSTAIN
C. Stephen Cochennet	☐	☐	☐
Kathleen Hanrahan	☐	☐	☐
James G. Miller	☐	☐	☐
Kyle Edwards	☐	☐	☐
Corey Lambrecht	☐	☐	☐
Jim Nolton	☐	☐	☐
William Clough	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Reaffirmation of Jonathon P. Reuben, CPA as auditors for the next year.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approval to (i) grant discretionary authority to the board of directors to effectuate up to a 1-for-300 reverse stock split of G8’s common stock, (ii) in connection therewith, approval of the form of amendment to G8’s articles of incorporation to effect the reverse stock split, and (iii) authorization for the board of directors to perform any other action deemed necessary to effect the reverse stock split, without further approval or authorization from the stockholders, at any time within 12 months of the approval of this proposal.
	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approve and adopt the amendment to the articles of incorporation which increases the number of authorized shares of common stock from 100,000,000 to 400,000,000 shares.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE.  IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2016                                                                                             Number of Shares

Please sign exactly as
your name appears on
your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:
persons, all of them must
sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

Please check the following box if you intend to attend the annual meeting in person:            ☐

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO MARCH 16, 2016.

Mail To: Guardian 8 Holdings,
7432 East Tierra Buena Lane, Suite 102, Scottsdale, Arizona  85260

Annex A – Proposed Amendments to Articles of Incorporation

Assuming Proposals 3 and 4 are Approved

Section 1 of Article VI – Capital Stock shall be amended and restated as follows:

Section 1.  Authorized Shares.  The total number of shares which this corporation is authorized to issue is 400,000,000 shares of Common Stock of $0.001 par value and 10,000,000 shares of Preferred Stock of $0.001 par value. The authority of the Corporation to issue non-voting convertible and/or non-voting non-convertible preferred shares together with additional classes of shares may be limited by resolution of the Board of Directors of the Corporation.  Preferred shares and additional classes of shares may be issued from time to time as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares.

Section 5 of Article VI – Capital Stock shall be amended and restated within twelve months of approval as follows:

Section 5. Reverse Stock Split.  Effective upon the filing of this Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), the shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will be automatically reclassified as and combined into shares of Common Stock (the “New Common Stock”) such that each [up to 300] shares of Old Common Stock shall be reclassified as and combined into one share of New Common Stock. Notwithstanding the previous sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, each fractional share shall be rounded up to the nearest whole share of New Common Stock. Each stock certificate that, immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified as set forth above.

The pre-split shares outstanding are [77,278,696] with a par value of $0.001. The post reverse shares outstanding are [_____________], with a par value of $0.001.

Assuming only Proposal 3 is Approved

Article VI, Section 5 – Capital Stock shall be amended and restated within twelve months of approval as follows:

Section 5. Reverse Stock Split.  Effective upon the filing of this Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), the shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will be automatically reclassified as and combined into shares of Common Stock (the “New Common Stock”) such that each [up to 300] shares of Old Common Stock shall be reclassified as and combined into one share of New Common Stock. Notwithstanding the previous sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, each fractional share shall be rounded up to the nearest whole share of New Common Stock. Each stock certificate that, immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified as set forth above.

The pre-split shares outstanding are [77,278,696] with a par value of $0.001. The post reverse shares outstanding are [_____________], with a par value of $0.001.

Assuming only Proposal 4 is Approved

Section 1 of Article VI – Capital Stock shall be amended and restated as follows:

Section 1.  Authorized Shares.  The total number of shares which this corporation is authorized to issue is 400,000,000 shares of Common Stock of $0.001 par value and 10,000,000 shares of Preferred Stock of $0.001 par value. The authority of the Corporation to issue non-voting convertible and/or non-voting non-convertible preferred shares together with additional classes of shares may be limited by resolution of the Board of Directors of the Corporation.  Preferred shares and additional classes of shares may be issued from time to time as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares.